Exhibit 99.1

News Release

Edgewise Therapeutics Announces Pricing of $200 Million Underwritten Offering of Common Stock

BOULDER, Colo., (April 2, 2025) -- Edgewise Therapeutics, Inc. (NASDAQ: EWTX), a leading muscle disease biopharmaceutical company, today announced the pricing of an underwritten offering of $20.13 shares of its common stock at an offering price of $9,935,419 per share. Edgewise anticipates gross proceeds from the offering to be approximately $200 million, before deducting underwriting discounts and commissions and offering expenses. The closing of the offering is expected to occur on April 3, 2025, subject to the satisfaction of customary closing conditions.

The deal included participation from Braidwell LP, Cormorant Asset Management, Driehaus Capital Management, Invus, Janus Henderson Investors, MPM BioImpact, OrbiMed, Paradigm BioCapital Advisors, Perceptive Advisors, RA Capital Management and Sofinnova Investments, Inc., among other funds. Leerink Partners, Piper Sandler, Guggenheim Securities and Truist Securities acted as joint book-running managers for the offering.

Edgewise intends to use the net proceeds from the offering to support the potential U.S. commercial launch of sevasemten in patients with Becker muscular dystrophy, if approved, and advancement of a Phase 3 trial with sevasemten in Duchenne muscular dystrophy, Phase 3 trials of EDG-7500 in patients with obstructive and non-obstructive hypertrophic cardiomyopathy and Edgewise’s other ongoing research and development programs, and for working capital and general corporate purposes. The shares are being offered by Edgewise pursuant to a Registration Statement on Form S-3ASR previously filed with the U.S. Securities and Exchange Commission (the SEC) and which automatically became effective upon filing. A prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov.

When available, a copy of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@psc.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or Truist Securities, Inc., Attention: Prospectus Department, 3333 Peachtree Road NE, 9th Floor, Atlanta, GA 30326, or by telephone at (800) 685-4786, or by email at TruistSecurities.prospectus@Truist.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Edgewise Therapeutics

Edgewise Therapeutics is a leading muscle disease biopharmaceutical company developing novel therapeutics for muscular dystrophies and serious cardiac conditions. The Company’s deep expertise in muscle physiology is driving a new generation of novel therapeutics. Sevasemten is an orally administered skeletal myosin inhibitor in late-stage clinical trials in Becker and Duchenne muscular dystrophies. EDG-7500 is a novel cardiac sarcomere modulator for the treatment of hypertrophic cardiomyopathy and other diseases of diastolic dysfunction, currently in Phase 2 clinical development. The entire team at Edgewise is dedicated to our mission: changing the lives of patients and families affected by serious muscle diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: general economic and market conditions; satisfaction of customary closing conditions related to the offering; the timing, progress and results of clinical trials for sevasemten and EDG-7500; the timing, scope and likelihood of regulatory filings and approvals; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Edgewise Contact

Investors:

Michael Carruthers, Chief Financial Officer

ir@edgewisetx.com